UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2019

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-24843	47-0810385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1004 Farnam Street, Suite 400, Omaha, Nebraska		68102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (402) 444-1630

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Beneficial Unit Certificates representing assignments of limited partnership interests in America First Multifamily Investors, L.P.	ATAX	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01  Other Events.

On August 5, 2019, America First Multifamily Investors, L.P. (the “Partnership”) issued a press release announcing the extension of the maturity of its Series M-031 Tax-Exempt Bond Securitization (“TEBS”) program (“TEBS Financing”) with the Federal Home Loan Mortgage Corporation (“Freddie Mac”) to July 15, 2024.

The TEBS Financing represents the securitization of twelve of the Partnership’s mortgage revenue bonds (the “Bonds”). Under the terms of the TEBS Financing, the Partnership transferred the Bonds to ATAX TEBS II, LLC, a special purpose entity controlled by the Partnership (the “Sponsor”).  The Sponsor then securitized the assets by transferring the Bonds to Freddie Mac in exchange for tax-exempt Class A and Class B Freddie Mac Multifamily Certificates for each respective series (collectively the “TEBS Certificates”) issued by Freddie Mac.  The TEBS Certificates represent beneficial interests in the securitized assets held by Freddie Mac.

The TEBS Financing had an initial maturity date of July 15, 2019. Prior to or on this date, the Sponsor had the option to either redeem the Class A TEBS Certificates or continue the TEBS Financings through July 15, 2024. In June 2019, the Sponsor notified Freddie Mac that it elected to extend the maturity of the TEBS Financing through July 15, 2024.  Upon receipt of this election, Freddie Mac had the option to change its liquidity fee rate. Freddie declined to do so and the TEBS Financing continues to incur interest at a variable rate, based on the weekly Securities Industry and Financial Market Association (“SIFMA”) floating index rate. In addition, the Sponsor continues to pay certain credit enhancement, remarketing and servicing fees (collectively, “Facility Fees”) at the same rates as before the maturity extension. As of the extension notification date, the amount of the M-031 Class A TEBS Certificates was approximately $80.2 million and the M-031 Class B TEBS Certificates, with a total value of approximately $23.7 million, were retained by the Sponsor.

Subsequent to the Sponsor’s notice of its extension to Freddie Mac, the parties entered into a First Amendment to Bond Exchange, Reimbursement, Pledge and Security Agreement dated July 1, 2019. This amendment made technical updates to the original Bond Exchange, Reimbursement, Pledge and Security Agreement dated July 1, 2014. This amendment is included as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

In addition, the full text of the Bond Exchange, Reimbursement, Pledge and Security Agreement dated July 1, 2014 between the Federal Home Loan Mortgage Corporation and ATAX TEBS II, LLC, which is attached as Exhibit 10.3 to the Form 8-K filed by the Partnership with the SEC on July 16, 2014, is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Exhibits.

Exhibit No.	Description
10.1

First Amendment to Bond Exchange, Reimbursement, Pledge and Security Agreement dated July 1, 2019 between Federal Home Loan Mortgage Corporation and ATAX TEBS II, LLC relating to Freddie Mac Multifamily M Certificates Series M-031.

10.2

Bond Exchange, Reimbursement, Pledge and Security Agreement dated July 1, 2014 between the Federal Home Loan Mortgage Corporation and ATAX TEBS II, LLC (incorporated herein by reference to Exhibit 10.3 to Form 8-K (No. 000-24843), filed by the Partnership on July 16, 2014).

99.1	Press Release dated August 5, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICA FIRST MULTIFAMILY INVESTORS, L. P.

Dated: August 5, 2019	By:	/s/ Craig S. Allen
Printed: Craig S. Allen
Title: Chief Financial Officer